As filed with the Securities and Exchange Commission on April 6, 1995.
                                               Registration No. 33-



                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                         MID-ATLANTIC REALTY TRUST
            (Exact name of Registrant as specified in charter)

                                 Maryland
                      (State or other jurisdiction of
                      incorporation or organization)
                                   6798
                       (Primary Standard Industrial)
                        Classification Code Number)
                                52-1832411
                      (I.R.S. Employer Identification
                                  Number)
                      1306 Concourse Drive, Suite 200
                            Linthicum, MD 21090
                              (410) 684-2000
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                       F. Patrick Hughes, President
                         Mid-Atlantic Realty Trust
                       1306 Concourse Dr., Suite 200
                            Linthicum, MD 21090
                              (410) 684-2000
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

                                Copies to:
                       Abba David Poliakoff, Esquire
                        Gordon, Feinblatt, Rothman,
                          Hoffberger & Hollander
                          233 East Redwood Street
                           Baltimore, MD  21202



    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.



                      CALCULATION OF REGISTRATION FEE



Title of securities      Number of Shares to         Proposed maximum
   to be registered       be registered (2)         offering price per
                                                       Share (2)

Common Shares of
Beneficial Interest,
    $.01 par value       300,000 shares (2)             $7.95



Proposed maximum (2)                     Amount of
aggregate offering price                registration fee

     $2,385,000                             $822.41

(1) Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per Share has been computed
pursuant     to Rule 457(h) based upon the market price of the Shares
within five business days of the date of filing of this Registration
Statement.

(2) Plus such additional number of Shares as may be issuable by operation of the anti-dilutional provisions of the Plan.

 PART I.  INFORMATION REQUIRED IN THE PROSPECTUS


Item 1.  Plan Information.

    Omitted pursuant to the instructions and provisions of Form S-8.


Item 2.  Registrant Information and Employee Plan Information.

    Omitted pursuant to the instructions and provisions of Form S-8.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

    The following documents previously filed (File No. 1-12286) with the Securities and Exchange Commission ("Commission") by Mid-Atlantic Realty Trust ("MART") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this Registration Statement:

         (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (ii) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above;

         (iii) Description of the Shares contained in MART's registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

    All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of MART's common shares of beneficial interest (the "Shares") offered hereby have been sold or that all Shares then remaining unsold have been deregistered shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Shares.

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
 Not Applicable.

Item 6.  Indemnification of Trustees and Officers.

    Under Maryland law, a Maryland real estate investment trust is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers so that no trustee or officer shall be liable to the trust or to any shareholder for money damages except (i) for and to the extent of actual receipt of an improper personal benefit in money, property or services, or (ii) for active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Declaration of Trust has incorporated these provisions.

    The Registrant's Declaration of Trust and Bylaws require the Registrant to indemnify its Trustees and officers to the fullest extent permitted under Maryland law. As a result, the Registrant is required to indemnify any present or former Trustee or officer against any claim or liability, including all judgments, penalties, fines, settlements and expenses, unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Registrant is required to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by such person provided that the Registrant shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant, and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Registrant's Declaration of Trust and Bylaws also require the Registrant to provide indemnification, payment or reimbursement of expenses to a present or former director or officer who served a predecessor of the Registrant in such capacity, and to any employee or agent of the Registrant or a predecessor of the Registrant, and permit the Registrant to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.



Item 7.  Exemption from Registration Claimed.

    Not Applicable.

Item 8.  Exhibits.

    Exhibit
    Number    Description of Exhibits

    4(a)      Declaration of Trust of the Registrant, dated
                 June 29, 1993   (incorporated by
                 reference to the Registration Statement
                 on Form S-11, File No. 33-66386).
    4(b)      By-laws of the Registrant (incorporated
                 by reference to the Registration
                 Statement on Form S-11, File No. 33-66386).
    4(c)      Mid-Atlantic Realty Trust 1993 Omnibus Share
                Plan (as Amended through May 13, 1994.
    5          Opinion of Gordon, Feinblatt, Rothman,
                Hoffberger & Hollander as to legality
                of Shares to be issued.
    23(a)    Consent of Gordon, Feinblatt, Rothman,
                Hoffberger & Hollander (included in
                 their opinion in Exhibit 5).
    23(b)    Consent of KPMG Peat Marwick LLP.



Item 9.  Undertakings.

    (1)  The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the undertakings contained in paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on February 28, 1995.

                                  MID-ATLANTIC REALTY TRUST


                          By:    /s/ F. Patrick Hughes
                          F. Patrick Hughes, President

    Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

    Signature                   Title                   Date

    /s/
______________________________________
                Trustee, Chairman of the      February 28, 1995
LeRoy E. Hoffberger            Board of Trustees

    /s/
______________________________________
            Trustee, President - (Principal    February 28, 1995
F. Patrick Hughes                  Executive Officer)

    /s/
______________________________________
                 Principal Financial Officer   February 28, 1995
Paul Bollinger

    /s/
______________________________________
                      Trustee                  February 28, 1995
David F. Benson

    /s/
______________________________________
                      Trustee                  February 28, 1995
Marc P. Blum

    /s/
______________________________________
                      Trustee                  February 28, 1995
Robert A. Frank

    /s/
______________________________________
                       Trustee                  February 28, 1995
M. Ronald Lipman

    /s/
______________________________________
                       Trustee                  February 28, 1995
Stanley J. Moss

    /s/


______________________________________
                      Trustee                  February 28, 1995
Daniel S. Stone

                               Exhibit Index



Exhibit
Number   Description of Exhibits                  Page


4(a)          Declaration of Trust of the Registrant, dated
              June 29, 1993                         *

4(b)          By-laws of the Registrant             *

4(c)          Mid-Atlantic Realty Trust 1993 Omnibus Share
                Plan (As Amended
                through May 13, 1994)                9

5              Opinion of Gordon, Feinblatt, Rothman,
                Hoffberger & Hollander              14

23(a)        Consent of Gordon, Feinblatt, Rothman,
                Hoffberger & Hollander               __
               (included in their opinion)

23(b)       Consent of KPMG Peat Marwick LLP         17


_____________________________

*   Incorporated by reference

                               Exhibit 4(c)
                         MID-ATLANTIC REALTY TRUST

                          1993 OMNIBUS SHARE PLAN
                     (As Amended through May 13, 1994)


         1. PURPOSE. The purpose of the 1993 Omnibus Share Plan of Mid-Atlantic Realty Trust (the "Plan") is to promote the financial interests of Mid-Atlantic Realty Trust (the "Trust"), including its growth and performance, by encouraging Trustees, officers and employees of the Trust and its subsidiaries to acquire an ownership position in the Trust, enhancing the ability of the Trust and its subsidiaries to attract and retain employees of outstanding ability, and providing employees with a way to acquire or increase their proprietary interest in the Trust's success.

         2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 14, the number of common shares, par value $.01 per share, of beneficial interest in the Trust (the "Shares") which shall be available for the grant of awards under the Plan shall not exceed 300,000. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares, as the Trust may from time to time determine.

              Shares subject to an award that expires unexercised, that is forfeited, terminated or canceled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the Plan, provided that if such award was granted to an officer or Trustee subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") who received benefits of ownership of such Shares for purposes of Section 16(b) of the Exchange Act, such Shares shall not thereafter be available for grant under the Plan to officers or Trustees except in accordance with the provisions of
Section 16(b) of the Exchange Act.

         3. ADMINISTRATION. The Plan shall be administered by the Executive Compensation Committee (the "Committee") of the Board of Trustees of the Trust. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

              Subject to the provisions of the Plan, the Committee shall
(i) from time to time select Trustees, officers and employees of the Trust and its subsidiaries who will participate in the Plan (the "Participants"), determine the type of awards to be made to Participants, determine the Shares or share units subject to awards, and (ii) have the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, determine the terms and provisions of any agreements entered into hereunder, and make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

         4. ELIGIBILITY. All Trustees and all officers and employees of the Trust and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Trust, as determined by the Committee, are eligible to be Participants in the Plan.

         5. AWARDS. Awards under the Plan may consist of the following: stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non- qualified stock options), stock appreciation rights, performance shares, or grants of restricted stock. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

         6. STOCK OPTIONS. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the fair market value of the Shares on the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable more than ten years after their date of grant. The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of Shares owned by the Participant valued at fair market value as of the date of exercise and in such other consideration as the Committee deems appropriate, or by a combination of cash, Shares and such other consideration.

              Notwithstanding any other term of the Plan, upon the effectiveness of the merger ("Merger") of BTR Realty, Inc. ("BTR") into the Trust pursuant to the Agreement and Plan of Merger between the Trust and BTR, all outstanding options granted under the Non-Qualified Stock Option Plan of BTR shall, pursuant to such Merger Agreement, be assumed and governed under the Plan, be converted into and become a right to purchase Shares at the price per Share and upon the terms and conditions applicable to such options or other rights immediately prior to the effectiveness of the Merger, adjusted, however, for the exchange rate applicable to such Merger.

              Each non-management Trustee of the Trust shall be issued ten-year non-qualified stock options to purchase 10,000 Shares (the "Trustee Options"). The date of grant of Trustee Options (the "Option Date") for present Trustees shall be February 1, 1994 and for future Trustees shall be the date of election as Trustee. Trustee Options shall vest as to 4,000 Shares on the Option Date; as to 3,000 Shares, on each of the first and second anniversaries of the Option Date, except that with respect to the present Trustees, on January 1, 1995 and 1996, respectively. Trustee Options will not be exercisable for a period of six months from the date of vesting, except in the event of the death of the optionee, in which event all vested but non-exercisable Trustee Options will become exercisable on the date of death. The exercise price per Share for Trustee Options for the present Trustees will be $10.50 and for future Trustees will be the closing price of the Shares on the American Stock Exchange (or such other exchange or NASD quotation system on which the Shares may then be listed or quoted) on the trading day immediately prior to the Option Date. Notwithstanding any other term of the Plan, the retirement of a Trustee in accordance with the Trust's retirement policy shall not effect (i) the vesting of Trustee Options, or
(ii) reduce the ten- year period for exercise of Trustee Options. The provisions set forth in this Paragraph of the Plan may not be amended more than once in any six-month period, other than to comport with changes in the Internal Revenue Code or in ERISA. [Added by Amendment on May 13, 1994.]

         7. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right shall be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right shall entitle the Participant to receive from the Trust an amount equal to the increase of the fair market value of the Share on the exercise of the stock appreciation right over the grant price. The Committee, in its sole discretion, shall determine whether the stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

         8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Trust until the time the Shares subject to the grant of performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee, in its sole discretion, shall determine whether performance shares granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

         9. RESTRICTED STOCK. Restricted stock may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Trust until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant. The Committee, in its sole discretion, shall determine whether restricted stock granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

         10. AWARD AGREEMENTS. Each award under the Plan shall be evidenced by an agreement setting for the terms and conditions, as determined by the Committee, which shall apply to such award, in addition to the terms and conditions specified in the Plan.

         11. WITHHOLDING. The Trust shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a Participant to elect to satisfy such withholding obligation by having the Trust retain the number of Shares whose fair market value equal the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

         12. NONTRANSFERABILITY. No award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

         13. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an award, and the grant of an award shall not be construed as giving a Participant the right to be retained in the employ of the Trust or its subsidiaries. Further, the Trust and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

         14. TERMINATION OF RIGHTS; DEATH. All unexercised or unexpired options, rights, performance shares and other such rights granted or awarded under this Plan (collectively, "Rights") will terminate, be forfeited and will lapse immediately if such Participant's employment or relationship with the Trust is terminated for any reason, unless the Committee permits the exercise of such Rights for a period not to exceed ninety (90) days after the date of such termination. If a Participant's employment or relationship with the Trust is terminated by reason of his death, such Participant's personal representatives, estate or heirs (as the case may be) may exercise, subject to any restrictions imposed by the Committee at the time of the grant, any Right which was exercisable by the Participant as of the date of his death for a period of one hundred eighty (180) days after the date of the Participant's death.

         15. REGISTRATION. If the Trust shall be advised by its counsel that any Shares deliverable upon any exercise of a Right are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of such Shares, the Trust may effect registration or obtain such consent, and delivery of Shares by the Trust may be deferred until registration is effected or such consent is obtained.

         16. ADJUSTMENT OF AND CHANGES IN SHARES. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards.

         17. AMENDMENT. The Trustees may amend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act.

         18. COMPLIANCE WITH EXCHANGE ACT. With respect to persons subject to Section 16 of the Exchange Act, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         19. EFFECTIVE DATE. The Plan shall be effective as of the effectiveness of the Merger of BTR into the Trust. Subject to earlier termination pursuant to Section 15, the Plan shall have a term of ten years from its effective date.

                                 Exhibit 5
                             LEGAL OPINION OF
                   GORDON, FEINBLATT, ROTHMAN,
                       HOFFBERGER & HOLLANDER




                               April 6, 1995


Mid-Atlantic Realty Trust
1306 Concourse Drive, Suite 200
Linthicum, MD  21090

                   Re:  Mid-Atlantic Realty Trust
                        Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Mid-Atlantic Realty Trust, a Maryland real estate investment trust (the "Trust"), in connection with the issuance by the Trust of up to 300,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), under the Mid-Atlantic Realty Trust 1993 Omnibus Share Plan (the "Plan"), pursuant to the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Trust with the Securities and Exchange Commission.

         We have examined copies of (i) the Declaration of Trust of the Trust, certified by the State Department of Assessments and Taxation of Maryland, (ii) the Bylaws of the Trust, (iii) the Plan, and (iv) resolutions adopted by the Board of Trustees of the Trust relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

         In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, or (b) by general equitable principles;

         2. Each individual executing any Documents on behalf of a party (other than the Trust) is duly authorized to do so;

         3. Each individual executing any of the Documents is legally competent to do so; and

         4. All Documents submitted to us as originals are authentic. All documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete.

         Based on the foregoing, it is our opinion that when the terms of the sale of the Shares will be established in accordance with the terms of the Plan, the Shares will be duly issued in accordance with such terms and the consideration therefore shall have been paid in accordance therewith, the Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933.

                        Very truly yours,

                        GORDON, FEINBLATT, ROTHMAN,
                          HOFFBERGER & HOLLANDER

                      Exhibit 23(b)Exhibit 23(b)



The Board of Trustees
Mid-Atlantic Realty Trust

We consent to incorporation by reference in the registration statement on Form S-8 of Mid- Atlantic Realty Trust of our report dated February 16, 1995, relating to the consolidated balance sheets of Mid-Atlantic Realty Trust and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1994 and the period ended December 31, 1993 and the consolidated statements of operations, shareholders' equity and cash flows of BTR Realty, Inc. and subsidiaries for the period ended September 10, 1993 and for the year ended December 31, 1992 and all related schedules, which report appears in the December 31, 1994 annual report on Form 10-K of Mid-Atlantic Realty Trust.


                                                      KPMG Peat Marwick
LLP


Baltimore, Maryland
March 31, 1995